Exhibit 99.1 IMH Financial Corporation Schedule of Consolidated Assets and Liabilities As of October 13, 2020 ASSETS: Cash and cash equivalents $ 3,042,492 Funds held by lender and restricted cash 2,710,091 Real estate assets 85,552,537 Goodwill and other intangibles 15,507,358 Investment in unconsolidated entities 3,900,000 Receivables and other assets 2,592,697 TOTAL ASSETS $ 113,305,175 LIABILITIES*: Accounts Payable and accrued expenses $ 6,075,178 Dividends payable 4,644,015 Customer deposits and deferred revenue 854,027 Notes payable, net 48,534,751 TOTAL LIABILITIES $ 60,107,971 * Liabilities do not include matured balances of certain redeemable senior preferred stock of the Company.